Exhibit 10.24

SECURED LUMP-SUM PROMISSORY NOTE AGREEMENT

This Secured Lump-Sum Promissory Note Agreement (the “Agreement”) is effective April 1, 2022,

BETWEEN:	Amphitrite Digital Incorporated, (the “Issuer”) a company organized and existing under the laws of the Territory of the United States Virgin Islands with its head office located at/Individual having an address at:

6100 Red Hook Qtrs, B1-B2, St. Thomas, USVI 00802

AND:	Ham and Cheese Events LLC, (the “Holder”) company organized and existing under the laws of the State of Texas with its head office located at/Individual having an address at:

5560 Oak Bend Trail, Prosper, TX 75078

FOR VALUE RECEIVED, the undersigned Issuer hereby promises to pay to the order of the Holder, the maximum Principal Amount of $100,000 together with interest on the unpaid Principal Amount (as defined in this Agreement) outstanding from time to time at the rate (or rates) hereafter specified, and all other sums which may be owing to the Holder by the Issuer hereunder.

The terms of the Note are as follows:

1.	MATURITY DATE AND PAYMENT TERMS

1.1.	This Note will mature, and be due and payable in full, on April 1, 2023 (the “Maturity Date”) and shall be paid in the lump sum amount of $100,000.

2.	INTEREST

2.1.	From and after the date hereof, all outstanding principal of this Note will bear simple interest at the rate of four percent per annum. On the date that is 365 days after the date of this Note, the Issuer shall pay the then accrued interest on this Note. Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) under this Note, all outstanding principal of this Note shall bear interest at the rate of ten percent per annum. All outstanding principal and accrued but unpaid interest on this Note shall be payable on the Maturity Date.

3.	SECURITY

3.1.	This Note is Secured by a Security Agreement on the Issuer’s Property, described as stock of Windy of Chicago Limited hereinafter known as the “Security,” which shall transfer to the possession and ownership of the Holder immediately in case of Acceleration. The Security may not be sold or transferred without the Holder’s consent until the Maturity Date. If the Issuer breaches this provision, the Holder may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law. The Holder shall have the sole option to accept the Security as full payment for the Principal Amount without further liabilities or obligations. If the market value of the Security does not exceed the Principal Amount, the Issuer shall remain liable for the balance due while accruing interest at the maximum rate allowed by law.

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4.	PREPAYMENT

4.1.	The Issuer may prepay this Note prior to the Maturity Date, without premium or penalty, upon written notice to the Holder.

5.	EVENTS OF DEFAULT

5.1.	The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

5.1.1.	the failure of the Issuer to pay any sum due under this Note when due, whether by demand or otherwise, and such sum remains unpaid for five (5) days after the Due Date; and

5.1.2.	any other Event of Default described in the Security Agreement that might be signed between the Parties regarding the Property that is pledged as collateral to the loan.

6.	RIGHTS AND REMEDIES UPON DEFAULT

6.1.	Upon the occurrence of an Event of Default hereunder, the Holder, in the Holder’s sole discretion and with prior written notice to the Issuer, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, or credits of the Issuer now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, the Holder or any affiliate of the Holder in any capacity whatsoever; and (c) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

7.	MAXIMUM LAWFUL RATE

7.1.	In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum non-usurious interest permitted by applicable law (the “Maximum Lawful Rate”). If, from any possible construction of any document or from receipt of anything of value by the Holder, interest would otherwise be payable in excess of the Maximum Lawful Rate, any such construction or receipt shall be subject to the provisions of this paragraph, and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Lawful Rate, without the necessity of execution of any amendment or new document, and any interest in excess of the Maximum Lawful Rate shall be applied to the reduction of the Principal Amount owing under this Note, or refunded to the Issuer or other payor thereof if and to the extent such excessive amount exceeds such unpaid Principal Amount.

8.	ALLOCATION OF PAYMENTS

8.1.	Payments shall be first credited to any late fees due, then to interest due, and any remainder shall be credited to the Principal Amount.

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9.	ACCELERATION

9.1.	The Holder may require the Issuer to pay the entire balance of the unpaid principal and accrued interest immediately if the Issuer is more than 30 days late in making a payment.

10.	AMENDMENT OF AGREEMENT

10.1.	This Agreement may be amended by, and only by, a written consent of the Parties.

11.	SUCCESSORS

11.1.	This Agreement shall be binding as upon all successors of the Parties, which includes, but is not limited to, executors, personal representatives, estates, trustees, heirs, beneficiaries, assignees, nominees, and creditors of the Parties.

12.	LANGUAGE AND GOVERNING LAW

12.1.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, which law shall prevail in the event of any conflict of the Parties.

12.2.	The Parties hereto acknowledge that they requested that this Agreement and all related documents be drafted in English, that any notice to be given hereunder be given in English, and that any proceedings between the Parties relating to this Agreement be drafted in English.

13.	ALTERNATIVE DISPUTE RESOLUTION

13.1.	The Parties to this Agreement agree to attempt in good faith to resolve any conflicts, disputes, or claims arising out of this Agreement by negotiation between the Parties. If applicable, the Parties agree to consider the utilization of Alternative Dispute Resolution (ADR) procedures in situations concerning disputes between the Parties.

14.	ASSIGNMENT OF AGREEMENT

14.1.	This Agreement may not be assigned or otherwise transferred by any Party in whole or in part without the express prior written consent of the other Parties. In the event any Party shall change its corporate name or merge with another corporation, assignment shall be mutually agreed upon by all Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on April 1, 2022.

ISSUER	HOLDER

/s/ Scott Stawski	/s/ Hope Stawski
Authorized Signature	Authorized Signature

Scott Stawski, Chairman	Hope Stawski, Managing Member
Amphitrite Digital Inc.	Ham and Cheese Events LLC

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